Exhibit 10.21

November 26, 2024

Zachary Prensky

Via Email/DocuSign

Re:	Transition, Separation, and Consulting Agreement

Dear Zachary:

This letter sets forth the substance of the transition, separation, and consulting agreement (the “Agreement”) that LB Pharmaceuticals Inc (the “Company”) is offering to you to resolve any and all issues relating to your employment and the conclusion of your employment with the Company amicably and on mutually satisfactory terms.

1. SEPARATION. The Company agrees to continue to employ you on the terms and conditions set forth herein through December 31, 2024, which will become your employment termination date (the “Separation Date”), unless your employment terminates sooner pursuant to Section 3(c) below. If termination occurs earlier than December 31, 2024, the actual date of termination shall become the “Separation Date” for purposes of this Agreement. Except as expressly set forth herein, you are hereby deemed to have resigned, effective as of the Separation Date, from all positions, titles, duties, authorities, and responsibilities at or with the Company and its affiliates, and you agree to execute all additional documents and take such further steps as the Company may require to effectuate such resignation consistent with the terms of this Agreement.

2. BOARD SEAT. Subject to the vote of the holders of Legacy Stock (as defined in that certain Voting Agreement, dated August 29, 2023 (the “Voting Agreement”)), you shall serve as the Legacy Preferred/Common Director (as defined in the Voting Agreement). Effective as of the Effective Date, you will resign your seat as the CEO Director (as defined in the Voting Agreement).

3. TRANSITION PERIOD.

(a) Duties. From the Effective Date until the Separation Date (the “Transition Period”), you will remain an employee of the Company on a full-time basis with the title “Advisor to the CEO,” and you will be expected to transition your duties and responsibilities to other Company personnel and perform other lawful duties and tasks as reasonably requested by the Chief Executive Officer of the Company (the “CEO”). During the Transition Period, you must continue to comply with all of the Company’s policies and procedures and with all of your statutory and continuing contractual obligations to the Company (including, without limitation, your obligations under this Agreement). You agree to exercise the highest degree of professionalism and utilize your expertise and creative talents in performing those duties.

(b) Compensation/Benefits. During the Transition Period, you will continue to be paid at the same base salary rate in effect immediately prior to the Effective Date, less applicable withholdings and deduction, and you will continue to be eligible for the Company’s standard benefits, subject to the terms and conditions applicable to such plans and programs. You were

1.

previously granted (i) an option to purchase 110,000 shares of the Company’s common stock on November 21, 2018 (the “First Option”), (ii) an option to purchase 25,000 shares of the Company’s common stock on February 19, 2020 (the “Second Option”), (iii) an option to purchase 35,000 shares of the Company’s common stock on August 25, 2020 (the “Third Option”), (iv) an option to purchase 500,000 shares of the Company’s common stock on August 29, 2023 (the “Fourth Option”), and (v) an option to purchase 1,500,000 shares of the Company’s common stock on June 27, 2024 (the “Fifth Option,” and collectively with the First Option, the Second Option, the Third Option, and the Fourth Option, the “Options”), in each case, subject to the terms and conditions of the Company’s applicable stock or equity plan (the “Plan”), and the applicable grant notice and agreement. As of the date first written above, (x) all of the shares subject to the First Option, the Second Option, and the Third Option are vested, (y) 145,833 of the shares subject to the Fourth Option are vested, and (z) none of the shares subject to the Fifth Option are vested. Except as expressly set forth in this Agreement, all terms, conditions, and limitations applicable to the Options will remain in full force and effect pursuant to the applicable Plan, and grant notice and agreement. You agree that, except as set forth in this Agreement, you do not have any other equity or ownership interest, or any right or option to acquire any equity or ownership interest, in the Company.

(c) Termination. Although the Company has no obligation to do so, as part of this Agreement, the Company agrees that it will not terminate your employment other than for “Cause” (as defined in the Executive Employment Agreement made as of August 25, 2023, by and between you and the Company, as amended (the “Employment Agreement”)), before December 31, 2024. If prior to December 31, 2024, the Company terminates your employment with Cause, or you resign your employment, then you will not be entitled to any further compensation or benefits (including, without limitation, the Severance Benefits and the Consulting Agreement set forth below). If prior to December 31, 2024, your employment ends due to your death or disability, then you will remain eligible for the Severance Benefits set forth below, subject to the terms and conditions set forth herein.

(d) Final Payment. In the next scheduled payroll cycle after the Separation Date, the Company will pay you all accrued wages and all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings.

4. SEVERANCE BENEFITS. If you: (i) timely sign this Agreement and allow it to become effective; (ii) comply with your obligations hereunder; (iii) on or within twenty-one (21) days after the Separation Date, execute and return to the Company a supplemental release in the form attached hereto as Exhibit A (the “Release”) and allow the Release to become effective; and (iv) remain employed by the Company through December 31, 2024, or employment ends due to your death or disability, (collectively, the “Severance Preconditions”), then the Company will provide you with the following as your severance benefits (collectively, the “Severance Benefits”):

(a) Cash Severance. The Company will pay you, as severance, an amount equal to eighteen (18) months of your base salary in effect as of the Separation Date to be paid in substantially equal installments over an 18-month period measured from the date the Release becomes effective, in accordance with the Company’s standard payroll practices and subject to applicable withholding taxes (the “Severance Payment”).

2.

(b) Pro-Rata Bonus. The Company will pay you a payment equal to the product of (i) the annual bonus, if any, you would have earned for the performance year in which the Separation Date occurs based on achievement of the applicable performance goals for such year and (ii) a fraction, the numerator of which is the number of days you were employed by the Company during the year of termination and the denominator of which is the number of days in such year (the “Pro-Rata Bonus”). This amount shall be paid on the date that annual bonuses are paid to similarly situated executives, but in no event later than two-and-a-half (2 1/2) months following the end of the performance year in which the Separation Date occurs.

(c) Health Insurance. If you are eligible for an you timely and properly elect continued coverage under federal COBRA law or, if applicable, state insurance laws (collectively, “COBRA”), the Company will reimburse you for the monthly COBRA premium paid by you to continue your health insurance coverage (including coverage for eligible dependents, if applicable) through the period (the “COBRA Premium Period”) starting on the Separation Date and ending on the earliest to occur of: (i) June 30, 2026; (ii) the date you become eligible for group health insurance coverage through a new employer; or (iii) the date you cease to be eligible for COBRA continuation coverage for any reason. Such reimbursement shall be paid to you no later than the end of the month immediately following the month in which you timely remit the COBRA premium payment. You must timely pay your premiums, and then provide the Company with proof of same to obtain reimbursement for your COBRA premiums under this section. In the event you become covered under another employer’s group health plan or otherwise cease to be eligible for COBRA during the COBRA Premium Period, you must immediately notify the Company of such event. Notwithstanding the foregoing, if the Company determines, in its sole discretion, that it cannot pay the COBRA premiums without a substantial risk of violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company instead shall pay you, on the first day of each calendar month, a fully taxable cash payment equal to the applicable COBRA premiums for that month for the remainder of the COBRA Premium Period, which you may (but are not obligated to) use toward the cost of COBRA premiums.

5. CONSULTING AGREEMENT. If you satisfy the Severance Preconditions, then the Company will retain you as a consultant under the terms specified in this Section 5 (the “Consulting Agreement”). You acknowledge and agree that prior to entering into this Agreement, the Company is under no obligation to retain your services as a consultant after the Separation Date.

(a) Consulting Services. During the Consulting Period (defined below), you will use your best efforts to provide consulting services as may be reasonably requested by the Company in the areas of your experience and expertise (the “Consulting Services”). You will provide Consulting Services at the request of, and subject to the direction of, the Company’s Chief Executive Officer or his or her designee. It is anticipated that you will provide no more than eight (8) hours of Consulting Services per week during the first three (3) months of the Consulting Period, and thereafter only as reasonably requested from time to time by the Company’s Chief Executive Officer. You agree to exercise the highest degree of professionalism and utilize your expertise and creative talents in performing the Consulting Services. You shall abide by the Company’s applicable policies and procedures during the Consulting Period.

(b) Consideration. As the only consideration due to you for the Consulting Services, you shall receive the benefits described in this Agreement.

3.

(c) Equity Awards. Notwithstanding anything to the contrary under the Plan, vesting of each of your outstanding and unvested Options will not cease as of the Separation Date and will continue for the duration of the Consulting Period (defined below), which shall be considered a continuation of your Continuous Service Status (as defined in the Plan). The Options shall continue to be governed by the Plan and all applicable grant notices and agreements.

(d) Independent Contractor Relationship. During the Consulting Period, your relationship with the Company will be that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship after the Separation Date. Except as expressly provided in this Agreement, you will not be entitled to, and will not receive, any benefits which the Company may make available to its employees, including but not limited to, group health or life insurance, profit-sharing or retirement benefits.

(e) Limitations on Authority. During the Consulting Period, you will have no responsibilities or authority as a consultant to the Company other than as provided above. You will have no authority to bind the Company to any contractual obligations, whether written, oral or implied, except with the prior written authorization of an officer of the Company. You agree not to represent or purport to represent the Company in any manner whatsoever to any third party unless authorized in advance by the Company, in writing, to do so.

(f) Confidential Information and Inventions. You agree that, during the Consulting Period and thereafter, you will not use or disclose, in any manner that is not authorized by the Company or essential to your performance of specifically requested Consulting Services, any confidential or proprietary information or materials of the Company that you obtain or develop in the course of performing the Consulting Services. Any and all work product you create in the course of performing the Consulting Services will be the sole and exclusive property of the Company. As set forth in the Continuing Obligations (defined below) and subject to the limitations set forth therein, you hereby assign to the Company all right, title, and interest in all inventions, techniques, processes, materials, and other intellectual property developed in the course of performing the Consulting Services.

(g) Other Work Activities. Throughout the Consulting Period, you retain the right to engage in employment, consulting, or other work relationships in addition to your Consulting Services for the Company, so long as such activities do not present a conflict of interest with the Company’s business, or interfere with your continuing obligations owed to the Company, except with the prior written consent of the CEO. In the event that it is unclear to you whether a particular activity would breach this commitment, you agree to contact the CEO to seek clarification.

(h) Termination of Consulting Period. This consulting relationship will commence on the Separation Date and continue until the earliest to occur of the following (the “Consulting Period”): (i) the date on which the Options become fully vested; or (ii) the date either party terminates the Consulting Agreement by providing written notice to the other party. Upon termination or expiration of the Consulting Agreement, the Company will have no further obligations to you, and the Options will cease vesting as of such termination date. Notwithstanding the foregoing, if you or the Company terminates the Consulting Agreement, and provided that on or within twenty-one (21) days after the termination of the Consulting Agreement, you execute and return to the Company a second supplemental release in the form attached hereto as Exhibit A (the “Second Release”) and allow the Second Release to become effective, then an additional six (6) monthly installments of the Fourth Option shall automatically vest.

4.

6. NO OTHER COMPENSATION OR BENEFITS. By executing this Agreement, you acknowledge and agree that the Company’s obligations to provide you with any severance benefits or any other payments are hereby extinguished (except for the benefits described in this Agreement). You further expressly acknowledge and agree that the Severance Benefits, and other benefits provided herein, are in full and complete satisfaction of the Company’s obligations, if any, to pay you severance benefits or any other payments pursuant your Employment Agreement, or any other agreements, plans or policies, and that this Agreement hereby supersedes and extinguishes any severance benefits you are or could be eligible to receive under your Employment Agreement, or any other employment agreement, plan, policy or other agreement applicable to you. You acknowledge that, except as expressly provided in this Agreement, you have not earned and will not receive from the Company any additional compensation (including base salary, bonus, incentive compensation, equity, equity acceleration, or vesting), severance, or benefits before or after the Separation Date, with the exception of any vested right you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account).

7. EXPENSE REIMBURSEMENTS. You agree that, within thirty (30) calendar days after the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

8. RETURN OF COMPANY PROPERTY. By the termination or expiration of the Consulting Period, or sooner if requested by the Company, you will deliver to the Company all documents, electronic and other data (whether stored on devices in your possession or with any third-party vendors or on the “cloud”), notes, writings, customer and prospect lists, keys, credit cards, computer programs and all other documents or tangible materials whatsoever, including all copies or duplicates, concerning any part of the Company’s activities or concerning any activities as a Company employee. After returning these documents, data, and other property, you will immediately permanently delete from any electronic media in your possession, custody, or control (such as computers, mobile phones, hand-held devices, back-up devices and zip drives) or to which you had access (such as the cloud, remote e-mail exchange servers, back-up servers, off-site storage), all Company documents or electronically stored images, and other data or data compilations stored in any medium from which such information can be obtained. You also agree to provide the Company, upon a request, passwords necessary to access password-protected documents that you created or are otherwise aware that are password-protected and the password(s). Notwithstanding the foregoing, the Company agrees and acknowledges that the Dell XTF computer laptop that you used for work purposes is your property and is not subject to this provision; provided that you shall make a good faith effort to permanently delete all Company confidential or proprietary documents, data, and information from such device, and you agree to provide the Company reasonable access to your system as requested to verify such deletion is completed. Your timely compliance with this paragraph is a condition precedent to your receipt of the Severance Benefits described above.

5.

9. RELEASE OF CLAIMS

(a) General Release. In exchange for the consideration provided to you under this Agreement to which you would not otherwise be entitled, you hereby generally and completely release the Company, and its affiliated, related, parent and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date you sign this Agreement (collectively, the “Released Claims”).

(b) Scope of Release. The Released Claims include, but are not limited to: (i) all claims arising out of or in any way related to your employment with the Company, or the termination of that employment; (ii) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company; (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (v) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (the “ADEA”), the New York State Human Rights Law, the New York Executive Law, the New York Civil Practice Law and Rules, the New York Judiciary Law, the New York Corrections Law, the New York Labor Law, the New York Civil Rights Law, the New York City Administrative Code, the New York City Human Rights Law, the New York Hours of Labor Law, the New York Wage Payment Law, the New York Minimum Wage Act, the New York Whistleblower Law, and the New York Off-Duty Conduct Lawful Activities Discrimination Law.

(c) Excluded Claims. Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (i) any rights or claims for indemnification you may have pursuant to any written indemnification agreement with the Company to which you are a party or under applicable law; (ii) any rights which are not waivable as a matter of law; and (iii) any claims for breach of this Agreement.

(d) Protected Rights. You understand that nothing in this Agreement limits your ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the New York State Department of Labor, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). You further understand this Agreement does not limit your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Agreement does not limit your right to receive an award for information provided to any Government Agency in connection with a government whistleblower program or protected whistleblower activity, you understand and agree that, to maximum extent permitted by law, you are otherwise waiving any and all rights you may have to individual relief based on any claims that you have released and any rights you have waived by signing this Agreement. Nothing in this Agreement waives any rights you may have under Section 7 of the National Labor Relations Act (subject to the release of claims set forth herein).

6.

(e) ADEA Waiver. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA, and that the consideration given for the waiver and release in this section is in addition to anything of value to which you are already entitled. You further acknowledge that you have been advised, as required by the ADEA, that: (i) your waiver and release do not apply to any rights or claims that may arise after the date that you sign this Agreement; (ii) you should consult with an attorney prior to signing this Agreement (although you may choose voluntarily not to do so); (iii) you have twenty-one (21) calendar days to consider this Agreement (although you may choose voluntarily to sign it earlier, and you agree that changes to this Agreement, whether material or immaterial, do not restart the running of the twenty-one (21) calendar day period); (iv) you have seven (7) calendar days following the date you sign this Agreement to revoke it (by providing written notice of your revocation to me); and (v) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth calendar day after the date that this Agreement is signed by you provided that you do not revoke it (the “Effective Date”).

10. REPRESENTATIONS. You hereby represent that you have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which you are eligible pursuant to the Family and Medical Leave Act, the New York Paid Family Leave law, or otherwise, and have not suffered any on-the-job injury for which you have not already filed a workers’ compensation claim.

11. CONTINUING OBLIGATIONS. You and the Company acknowledge and affirm your and the Company’s obligations and restrictions under Sections 5, 6, 7, 8, or 9 of the Employment Agreement (the “Continuing Obligations”), which are incorporated herein by reference, and your agreement to abide by those continuing obligations is a material term of this Agreement. Nothing in the Continuing Obligations prevents or restricts you from engaging in the activities permitted by the “Protected Rights” section above. Nothing in the Continuing Obligations or this Agreement prohibits or restrains you or any other person from responding accurately and fully to any request for information if required by legal process or in connection with a government investigation. In addition, nothing in the Continuing Obligations or this Agreement prohibits or restrains you or any other person from making disclosures protected under the whistleblower provisions of federal or state law or from exercising rights to engage in protected speech under Section 7 of the National Labor Relations Act, if applicable.

12. NO VOLUNTARY ADVERSE ACTION. You agree that you will not voluntarily (except in response to legal compulsion or as permitted under the section of this Agreement entitled “Protected Rights”) assist any person in bringing or pursuing any proposed or pending litigation, arbitration, administrative claim or other formal proceeding against the Company, its parent or subsidiary entities, affiliates, officers, directors, employees or agents.

7.

13. CONFIDENTIALITY. The provisions of this Agreement will be held in strictest confidence by you and will not be publicized or disclosed by you in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement in confidence to your immediate family and to your attorneys, accountants, tax preparers and financial advisors; (b) you may disclose this Agreement pursuant to a government investigation, if necessary to enforce its terms, or as otherwise required by law; and (c) you may disclose this Agreement to the extent permitted by the “Protected Rights” section above or in furtherance of your rights under Section 7 of the National Labor Relations Act, if applicable. You acknowledge and agree that you do not possess any claim or allegation, either asserted or otherwise, involving harassment or discrimination, that may be subject to or covered under N.Y. C.P.L.R. § 5003-b and N.Y. General Obligations Law § 5-336.

14. NO ADMISSIONS. You understand and agree that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by the Company to you or to any other person, and that the Company makes no such admission.

15. COOPERATION. You agree to cooperate fully with the Company in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties, or other matters arising from events, acts, or failures to act that occurred during the period of your employment by the Company. Such cooperation includes, without limitation, making yourself available to the Company upon reasonable notice, without subpoena, to provide complete, truthful and accurate information in witness interviews, depositions, and trial testimony. The Company will reimburse you for reasonable out-of-pocket expenses you incur in connection with any such cooperation (excluding foregone wages) and will make reasonable efforts to accommodate your scheduling needs.

16. CHOICE OF LAW/VENUE. This Agreement will be governed by, and construed pursuant to, the laws of the State of New York without regard to its conflict of laws principles. Any controversy or claim arising out of or relating your employment or this Agreement shall be settled by arbitration administered by the American Arbitration Association under its Employment Arbitration Rules and Mediation Procedures and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Any claims will be heard by a panel of three arbitrators and the arbitration shall take place in the County of New York, State of New York and you and the Company consent to New York, New York as the seat of arbitration. In the event that injunctive relief is sought in connection with a dispute related to the Continuing Obligations, you and the Company agree that venue only in the County of New York, State of New York would be proper and hereby waive any challenge thereto based on lack of personal jurisdiction or inconvenient forum.

17. ENTIRE AGREEMENT. Unless specifically provided herein, this Agreement, including its exhibits, contains all of the understandings and representations between you and the Company relating to the subject matter hereof and supersedes all prior and contemporaneous understandings, discussions, agreements, representations, and warranties, both written and oral, regarding such subject matter, including the Employment Agreement; provided, however, that nothing in this Agreement modifies, supersedes, voids, or otherwise alters the Continuing Obligations, which shall remain in full force and effect.

8.

18. SECTION 409A. It is intended that any amounts payable under this Agreement shall be exempt from and avoid the imputation of any tax, penalty or interest under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) to the fullest extent permissible under applicable law; provided that if any such amount is or becomes subject to the requirements of Section 409A, it is intended that those amounts shall comply with such requirements. This Agreement shall be construed and interpreted consistent with that intent. In furtherance of that intent, if payment or provision of any amount or benefit hereunder that is subject to Section 409A at the time specified herein would subject such amount or benefit to any additional tax under Section 409A, the payment or provision of such amount or benefit shall be postponed to the earliest commencement date on which the payment or provision of such amount or benefit could be made without incurring such additional tax. In no event, however, shall the Company be liable for any tax, interest or penalty imposed on you under Section 409A or any damages for failing to comply with Section 409A. If you are a “specified employee” within the meaning of Treasury Regulation Section 1.409A-1(i) as of the Separation Date, you shall not be entitled to any payment or benefit pursuant to this Agreement that constitutes nonqualified deferred compensation for purposes of Section 409A and that is payable upon a separation from service (within the meaning of Section 409A) until the earlier of (a) the date which is six (6) months after his separation from service for any reason other than death, or (b) the date of your death; provided that this paragraph shall only apply if, and to the extent, required to avoid the imputation of any tax, penalty or interest pursuant to Section 409A. Any amounts otherwise payable to you upon or in the six (6) month period following your separation from service that are not so paid by reason of this paragraph shall be paid (without interest) as soon as practicable (and in any event within thirty (30) days) after the date that is six (6) months after your separation from service (provided that in the event of your death after such separation from service but prior to payment, then such payment shall be made as soon as practicable, and in all events within thirty (30) days, after the date of your death). Neither the Company nor you, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A. For purposes of Section 409A, your right to receive any installment payments hereunder shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., payment shall be made within thirty (30) days following the date of termination), the actual date of payment within the specified period shall be within the sole discretion of the Company.

19. MISCELLANEOUS. You hereby consent to the terms set forth in this Agreement, and you acknowledge and agree that the terms set forth herein do not constitute “Good Reason,” “Cause” and/or any term with any similar meaning or import under the Employment Agreement. You represent that your decision to enter into this Agreement is completely voluntary. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. The Company may freely assign this Agreement, without your prior written consent. You may not assign any of your duties hereunder and you may not assign any of your rights hereunder without the written consent of the Company. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified so as to be rendered enforceable. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement shall be in writing and shall not be deemed to be a waiver of any successive breach. This Agreement may be executed in

9.

counterparts which shall be deemed to be part of one original, and facsimile and electronic image signatures (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, or other applicable law) shall be equivalent to original signatures.

[Signature Page to Follow]

10.

If this Agreement is acceptable to you, please sign below and return the original to me. You have twenty-one (21) calendar days to decide whether you would like to accept this Agreement, and the Company’s offer contained herein will automatically expire if you do not sign and return it within this timeframe.

We wish you the best in your future endeavors.

Sincerely,

LB PHARMACEUTICALS INC

By:	/s/ Scott Garland
Scott Garland
Chairman of the Board

EXHIBIT A – Supplemental Release

I HAVE READ, UNDERSTAND AND AGREE FULLY TO THE FOREGOING AGREEMENT:

/s/ Zachary Prensky
Zachary Prensky

12/02/24
Date

11.

EXHIBIT A

SUPPLEMENTAL RELEASE

In consideration for the benefits provided to me by LB Pharmaceuticals Inc (the “Company”) pursuant to the terms of the transition, separation, and consulting agreement between me and the Company to which this Exhibit is attached (the “Agreement”), I agree to the terms below. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

I hereby represent that: (a) I have been paid all compensation owed and have been paid for all hours worked for the Company; (b) I have received all the leave and leave benefits and protections for which I am eligible pursuant to the federal Family and Medical Leave Act, the New York Paid Family Leave law or otherwise; and (c) I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I hereby generally and completely release the Company and its current and former directors, officers, employees, members, participants, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date that I sign this Supplemental Release. This general release includes, but is not limited to: (i) all claims arising out of or in any way related to my employment with the Company, or the termination of that employment; (ii) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, paid time off, expense reimbursements, severance pay, fringe benefits, and contributions to retirement plan; (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (v) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (the “ADEA”), the New York State Human Rights Law, the New York Executive Law, the New York Civil Practice Law and Rules, the New York Judiciary Law, the New York Corrections Law, the New York Labor Law, the New York Civil Rights Law, the New York City Administrative Code, the New York City Human Rights Law, the New York Hours of Labor Law, the New York Wage Payment Law, the New York Minimum Wage Act, the New York Whistleblower Law, and the New York Off-Duty Conduct Lawful Activities Discrimination Law.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA. I also acknowledge that the consideration given for the waiver and releases in this Supplemental Release is in addition to anything of value to which I am already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release does not apply to any rights or claims that arise after the date I sign this Supplemental Release; (b) I should consult with an attorney prior to signing this Release; (c) I have twenty-one (21) calendar days to consider this Supplemental Release (although I may choose

1.

to voluntarily sign it sooner); (d) I have seven (7) days following the date I sign this Supplemental Release to revoke it (by providing written notice of my revocation to the Company); and (e) this Supplemental Release will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth calendar day after I sign it.

Notwithstanding the foregoing, I am not hereby releasing any of the following claims (the “Excluded Claims”): (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, under the charter, bylaws or operating agreements of the Company, or under applicable law; (b) any rights that cannot be waived as a matter of law; (c) any rights I have to file or pursue a claim for workers’ compensation or unemployment insurance; and (d) any claims arising from the breach of this Supplemental Release. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims that I have or might have against any of the Released Parties that are not included in the Released Claims. Nothing in this Agreement prevents me from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that I have reason to believe is unlawful.

I understand that nothing in this Supplemental Release limits my ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the New York State Department of Labor, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). I further understand this Supplemental Release does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Supplemental Release does not limit my right to receive an award for information provided to any Government Agency in connection with a government whistleblower program or protected whistleblower activity, I understand and agree that, to maximum extent permitted by law, I am otherwise waiving any and all rights I may have to individual relief based on any claims that I have released and any rights I have waived by signing this Supplemental Release. Nothing in this Supplemental Release waives any rights I may have under Section 7 of the National Labor Relations Act (subject to the release of claims set forth herein).

By:
Zachary Prensky

Date:

2.